EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-165530) pertaining to the 2002 Stock Incentive Plan, 2010 Stock Incentive Plan, and 2010 Employee Stock Purchase Plan of AVEO Pharmaceuticals, Inc. of our report dated March 11, 2011, with respect to the consolidated financial statements of AVEO Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/S/    ERNST & YOUNG LLP

March 11, 2011